Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Fidelis Insurance Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Amount Registered	Proposed Maximum Offering Price Per Unit	Fee Calculation or Carry Forward Rule	Maximum Aggregate Offering Price (1) (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Share, par value $0.01 per share	19,550,000	$19.00	Rule 457(a)	$371,450,000	0.00011020	$40,933.79
Fees Previously Paid	Equity	Common Share, par value $0.01 per share	—	—	Rule 457(a)	$100,000,000	0.00011020	$11,020.00
	Total Offering Amounts					$371,450,000		$40,933.79
	Total Fees Previously Paid							$11,020.00
	Total Fee Offsets							—
	Net Fee Due							$29,913.79

(1)	Includes Common Shares subject to the underwriters’ option to purchase additional Common Shares.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.